Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: October 17, 2013

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2013.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2013 were $2.11, compared with $2.17 in the year-earlier quarter and $2.55 in the second quarter of 2013. GAAP-basis net income in the recently completed quarter aggregated $294 million, compared with $293 million and $348 million in the third quarter of 2012 and the second quarter of 2013, respectively. GAAP-basis net income for the third quarter of 2013 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.39% and 11.06%, respectively, compared with 1.45% and 12.40%, respectively, in the year-earlier quarter and 1.68% and 13.78%, respectively, in 2013’s second quarter.

Reflected in the recent quarter’s results were after-tax gains of $34 million from loan securitization transactions, or $.26 per diluted common share, while the results for the immediately preceding quarter included net after-tax gains from similar securitization transactions and from sales of investment securities totaling $38 million, or $.29 per diluted common share. As compared with the third quarter of 2012 and the second quarter of 2013, declines in mortgage banking revenues and higher

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operating expenses significantly affected the recent quarter’s results.

Commenting on M&T’s financial performance in the third quarter of 2013, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “Profits clearly softened during the quarter relative to our strong second quarter performance. The higher interest rate environment resulted in a significant reduction in mortgage banking revenues, while operating expenses for the quarter were up as a result of investments we are making in several key areas, including risk management, capital planning and stress testing, regulatory compliance, and our technology and operating infrastructure. The recent quarter was also marked by continued strengthening of our core capital position, as reflected in the 52 basis point jump in our Tier 1 common ratio from June 30 to September 30, to 9.07%.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

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Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $2.16 in the recent quarter, compared with $2.24 and $2.65 in the third quarter of 2012 and the second quarter of 2013, respectively. Net operating income during the third quarter of 2013 was $301 million, compared with $302 million in the year-earlier quarter and $361 million in 2013’s second quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.48% and 17.64%, respectively, in the recent quarter, compared with 1.56% and 21.53%, respectively, in the third quarter of 2012 and 1.81% and 22.72%, respectively, in the second quarter of 2013.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $679 million in the third quarter of 2013, compared with $684 million in the immediately preceding quarter. That decline was due largely to a 10 basis point narrowing of the net interest margin, partially offset by a $706 million increase in average earning assets. The narrowing of the net interest margin from 3.71% in the second quarter of 2013 to 3.61% in the recent quarter was largely the result of lower levels of prepayment fees and interest on nonaccrual loans. Average earning assets rose in the recent quarter as compared with the second quarter of 2013 largely due to purchases of Ginnie Mae mortgage-backed securities. The $1.7 billion increase in average investment securities also reflected the recent quarter’s securitization of approximately $1.0 billion of residential real estate loans guaranteed by the FHA that were previously held in the loan portfolio. Late in 2013’s third quarter, M&T securitized and sold approximately $1.4 billion of automobile loans held in its loan portfolio. M&T securitized the loans as a result of changing regulatory liquidity and capital requirements. Taxable-equivalent

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net interest income in the recent quarter rose $10 million from $669 million in the third quarter of 2012. That improvement resulted from a $4.0 billion increase in average earning assets, offset in part by a 16 basis point narrowing of the net interest margin that reflects the impact in the recent quarter of significantly higher balances of lower yielding interest-bearing deposits at the Federal Reserve Bank of New York.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $48 million in the recent quarter, compared with $46 million in the third quarter of 2012 and $57 million in 2013’s second quarter. The provision was equal to net charge-offs in the second and third quarters of 2013, and exceeded net charge-offs by $4 million in the third quarter of 2012. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .29% and .26% in the third quarter of 2013 and 2012, respectively, and .35% in the second quarter of 2013.

Loans classified as nonaccrual declined to $916 million, or 1.44% of total loans outstanding at September 30, 2013, improved from $925 million or 1.44% at September 30, 2012 and $965 million or 1.46% at June 30, 2013. Assets taken in foreclosure of defaulted loans totaled $89 million at September 30, 2013, compared with $112 million and $82 million at September 30, 2012 and June 30, 2013, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance aggregated $916 million at September 30, 2013, compared with $921 million at September 30, 2012 and $927 million at June 30, 2013. During the recent

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quarter, the allowance was reduced by $11 million as a result of the securitization and sale of $1.4 billion of automobile loans held in M&T’s loan portfolio. The allowance expressed as a percentage of outstanding loans was 1.44% at each of September 30, 2013 and 2012, compared with 1.41% at June 30, 2013.

Noninterest Income and Expense. Noninterest income totaled $477 million in the recent quarter, compared with $446 million and $509 million in the third quarter of 2012 and the second quarter of 2013, respectively. Reflected in those amounts were gains from loan securitization activities of $56 million in the recent quarter and $7 million in the second quarter of 2013. Also reflected in noninterest income were net pre-tax gains from investment securities of $56 million in the second quarter of 2013, compared with net pre-tax losses of $5 million in the third quarter of 2012.

Excluding gains from loan securitization activities and gains and losses from investment securities in all periods, noninterest income in the third quarter of 2013 aggregated $421 million, compared with $451 million in the year-earlier quarter and $446 million in 2013’s second quarter. The predominant contributors to the decline in such income in the recent quarter as compared with the third quarter of 2012 and the second quarter of 2013 were decreases in residential and commercial mortgage banking revenues. Those decreases resulted largely from lower origination activities, in addition to a narrowing of gain on sale margins related to residential mortgage banking activities. As compared with the third quarter of 2012, partially offsetting the lower mortgage banking revenues in the recent quarter was higher trust income, due largely to wealth advisory services.

Noninterest expense in the third quarter of 2013 totaled $659 million, compared with $616 million in the year-earlier quarter

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and $599 million in the second quarter of 2013. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $648 million in the recent quarter, compared with $602 million in the third quarter of 2012 and $578 million in 2013’s second quarter. The rise in noninterest operating expenses in the recent quarter was largely attributable to higher costs for salaries and professional services. The higher salaries expenses reflect costs incurred during the quarter to increase M&T’s loan servicing capacity to accommodate a subservicing arrangement whereby M&T added approximately $35 billion of residential real estate loans to its subservicing portfolio. Also contributing to the increased salaries and to the higher professional services expenses in the recent quarter were costs related to risk management, capital planning and stress testing, BSA/AML compliance, and operational and technology initiatives. Reducing expenses in the second quarter of 2013 was the reversal of a $26 million accrual for a contingent compensation obligation assumed in the May 2011 acquisition of Wilmington Trust that expired.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 56.0% in the recent quarter, compared with 53.7% and 50.9% in the year-earlier quarter and the second quarter of 2013, respectively.

Balance Sheet. M&T had total assets of $84.4 billion at September 30, 2013, compared with $81.1 billion at September 30, 2012. Loans and leases, net of unearned discount, totaled $63.7

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billion at September 30, 2013, compared with $64.1 billion a year earlier. Total deposits aggregated $66.6 billion at the recent quarter-end, up 4% from $64.0 billion at September 30, 2012.

Total shareholders’ equity rose 11% to $11.0 billion at September 30, 2013 from $9.9 billion a year earlier, representing 13.05% and 12.27%, respectively, of total assets. Common shareholders’ equity was $10.1 billion, or $77.81 per share, at September 30, 2013, compared with $9.1 billion, or $71.17 per share, at September 30, 2012. Tangible equity per common share rose 18% to $50.32 at September 30, 2013 from $42.80 at September 30, 2012. Common shareholders’ equity per share and tangible equity per common share were $75.98 and $48.26, respectively, at June 30, 2013. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 8.11% at September 30, 2013, compared with 7.04% and 7.85% at September 30, 2012 and June 30, 2013, respectively. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, rose to 9.07% at September 30, 2013, up from 7.46% and 8.55% at September 30, 2012 and June 30, 2013, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the new capital rules approved in July 2013 on a fully phased-in basis was approximately 8.75% as of September 30, 2013.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or

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the conference ID #76901603. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until October 20, 2013 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #76901603. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the

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impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Nine months ended
Amounts in thousands,	September 30			September 30
except per share	2013	2012	Change	2013	2012	Change
Performance
Net income	$294,479	293,462	—%	$917,058	733,305	25%
Net income available to common shareholders	275,356	273,896	1%	859,000	676,842	27%
Per common share:
Basic earnings	$2.13	2.18	-2%	$6.69	5.39	24%
Diluted earnings	2.11	2.17	-3%	6.64	5.37	24%
Cash dividends	$.70	.70	—	$2.10	2.10	—
Common shares outstanding:
Average—diluted (1)	130,265	126,292	3%	129,312	125,936	3%
Period end (2)	130,241	127,461	2%	130,241	127,461	2%
Return on (annualized):
Average total assets	1.39%	1.45%		1.48%	1.23%
Average common shareholders’ equity	11.06%	12.40%		11.98%	10.55%
Taxable-equivalent net interest income	$679,213	669,256	1%	$2,025,517	1,950,978	4%
Yield on average earning assets	3.98%	4.23%		4.07%	4.24%
Cost of interest-bearing liabilities	.58%	.71%		.61%	.76%
Net interest spread	3.40%	3.52%		3.46%	3.48%
Contribution of interest-free funds	.21%	.25%		.22%	.25%
Net interest margin	3.61%	3.77%		3.68%	3.73%
Net charge-offs to average total net loans (annualized)	.29%	.26%		.29%	.31%
Net operating results (3)
Net operating income	$300,968	302,060	—%	$946,838	767,853	23%
Diluted net operating earnings per common share	2.16	2.24	-4%	6.87	5.64	22%
Return on (annualized):
Average tangible assets	1.48%	1.56%		1.59%	1.35%
Average tangible common equity	17.64%	21.53%		19.66%	19.03%
Efficiency ratio	56.03%	53.73%		54.27%	57.11%

	At September 30
Loan quality	2013	2012	Change
Nonaccrual loans	$915,871	925,231	-1%
Real estate and other foreclosed assets	89,203	112,160	-20%

Total nonperforming assets	$1,005,074	1,037,391	-3%

Accruing loans past due 90 days or more (4)	$339,792	309,420	10%
Government guaranteed loans included in totals above:
Nonaccrual loans	$68,519	54,583	26%
Accruing loans past due 90 days or more	320,732	280,410	14%
Renegotiated loans	$259,301	266,526	-3%
Acquired accruing loans past due 90 days or more (5)	$153,585	161,424	-5%
Purchased impaired loans (6):
Outstanding customer balance	$648,118	978,731	-34%
Carrying amount	357,337	528,001	-32%
Nonaccrual loans to total net loans	1.44%	1.44%
Allowance for credit losses to total loans	1.44%	1.44%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Performance
Net income	$294,479	348,466	274,113	296,193	293,462
Net income available to common shareholders	275,356	328,557	255,096	276,605	273,896
Per common share:
Basic earnings	$2.13	2.56	2.00	2.18	2.18
Diluted earnings	2.11	2.55	1.98	2.16	2.17
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average—diluted (1)	130,265	129,017	128,636	127,800	126,292
Period end (2)	130,241	129,464	128,999	128,234	127,461
Return on (annualized):
Average total assets	1.39%	1.68%	1.36%	1.45%	1.45%
Average common shareholders’ equity	11.06%	13.78%	11.10%	12.10%	12.40%
Taxable-equivalent net interest income	$679,213	683,804	662,500	673,929	669,256
Yield on average earning assets	3.98%	4.10%	4.13%	4.17%	4.23%
Cost of interest-bearing liabilities	.58%	.62%	.64%	.67%	.71%
Net interest spread	3.40%	3.48%	3.49%	3.50%	3.52%
Contribution of interest-free funds	.21%	.23%	.22%	.24%	.25%
Net interest margin	3.61%	3.71%	3.71%	3.74%	3.77%
Net charge-offs to average total net loans (annualized)	.29%	.35%	.23%	.27%	.26%
Net operating results (3)
Net operating income	$300,968	360,734	285,136	304,657	302,060
Diluted net operating earnings per common share	2.16	2.65	2.06	2.23	2.24
Return on (annualized):
Average tangible assets	1.48%	1.81%	1.48%	1.56%	1.56%
Average tangible common equity	17.64%	22.72%	18.71%	20.46%	21.53%
Efficiency ratio	56.03%	50.92%	55.88%	53.63%	53.73%

Loan quality	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Nonaccrual loans	$915,871	964,906	1,052,794	1,013,176	925,231
Real estate and other foreclosed assets	89,203	82,088	95,680	104,279	112,160

Total nonperforming assets	$1,005,074	1,046,994	1,148,474	1,117,455	1,037,391

Accruing loans past due 90 days or more (4)	$339,792	340,467	331,283	358,397	309,420
Government guaranteed loans included in totals above:
Nonaccrual loans	$68,519	69,508	63,385	57,420	54,583
Accruing loans past due 90 days or more	320,732	315,281	311,579	316,403	280,410
Renegotiated loans	$259,301	263,351	272,285	271,971	266,526
Acquired accruing loans past due 90 days or more (5)	$153,585	155,686	157,068	166,554	161,424
Purchased impaired loans (6):
Outstanding customer balance	$648,118	725,196	790,048	828,571	978,731
Carrying amount	357,337	394,697	425,232	447,114	528,001
Nonaccrual loans to total net loans	1.44%	1.46%	1.60%	1.52%	1.44%
Allowance for credit losses to total loans	1.44%	1.41%	1.41%	1.39%	1.44%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2013	2012	Change	2013	2012	Change
Interest income	$742,686	744,851	—%	$2,222,868	2,196,332	1%
Interest expense	69,578	82,129	-15	216,123	265,238	-19

Net interest income	673,108	662,722	2	2,006,745	1,931,094	4
Provision for credit losses	48,000	46,000	4	143,000	155,000	-8

Net interest income after provision for credit losses	625,108	616,722	1	1,863,745	1,776,094	5
Other income
Mortgage banking revenues	64,731	106,812	-39	249,096	232,518	7
Service charges on deposit accounts	113,839	114,463	-1	336,505	334,334	1
Trust income	123,801	115,709	7	370,132	354,937	4
Brokerage services income	16,871	14,114	20	49,840	44,187	13
Trading account and foreign exchange gains	8,987	8,469	6	27,138	25,278	7
Gain on bank investment securities	—	372	—	56,457	9	—
Other-than-temporary impairment losses recognized in earnings	—	(5,672)	—	(9,800)	(33,331)	—
Equity in earnings of Bayview Lending Group LLC	(3,881)	(5,183)	—	(9,990)	(16,570)	—
Other revenues from operations	153,040	96,649	58	349,581	272,744	28

Total other income	477,388	445,733	7	1,418,959	1,214,106	17
Other expense
Salaries and employee benefits	339,332	321,746	5	1,019,019	991,530	3
Equipment and net occupancy	66,220	64,248	3	195,657	194,667	1
Printing, postage and supplies	9,752	8,272	18	30,749	31,512	-2
Amortization of core deposit and other intangible assets	10,628	14,085	-25	36,473	46,766	-22
FDIC assessments	14,877	23,801	-37	52,010	77,712	-33
Other costs of operations	217,817	183,875	18	558,905	540,927	3

Total other expense	658,626	616,027	7	1,892,813	1,883,114	1
Income before income taxes	443,870	446,428	-1	1,389,891	1,107,086	26
Applicable income taxes	149,391	152,966	-2	472,833	373,781	27

Net income	$294,479	293,462	—%	$917,058	733,305	25%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2013	2013	2013	2012	2012
Interest income	$742,686	750,207	729,975	745,353	744,851
Interest expense	69,578	72,620	73,925	77,931	82,129

Net interest income	673,108	677,587	656,050	667,422	662,722
Provision for credit losses	48,000	57,000	38,000	49,000	46,000

Net interest income after provision for credit losses	625,108	620,587	618,050	618,422	616,722
Other income
Mortgage banking revenues	64,731	91,262	93,103	116,546	106,812
Service charges on deposit accounts	113,839	111,717	110,949	112,364	114,463
Trust income	123,801	124,728	121,603	116,915	115,709
Brokerage services income	16,871	17,258	15,711	14,872	14,114
Trading account and foreign exchange gains	8,987	9,224	8,927	10,356	8,469
Gain on bank investment securities	—	56,457	—	—	372
Other-than-temporary impairment losses recognized in earnings	—	—	(9,800)	(14,491)	(5,672)
Equity in earnings of Bayview Lending Group LLC	(3,881)	(2,453)	(3,656)	(4,941)	(5,183)
Other revenues from operations	153,040	100,496	96,045	101,543	96,649

Total other income	477,388	508,689	432,882	453,164	445,733
Other expense
Salaries and employee benefits	339,332	323,136	356,551	323,010	321,746
Equipment and net occupancy	66,220	64,278	65,159	62,884	64,248
Printing, postage and supplies	9,752	10,298	10,699	10,417	8,272
Amortization of core deposit and other intangible assets	10,628	12,502	13,343	13,865	14,085
FDIC assessments	14,877	17,695	19,438	23,398	23,801
Other costs of operations	217,817	170,682	170,406	192,572	183,875

Total other expense	658,626	598,591	635,596	626,146	616,027
Income before income taxes	443,870	530,685	415,336	445,440	446,428
Applicable income taxes	149,391	182,219	141,223	149,247	152,966

Net income	$294,479	348,466	274,113	296,193	293,462

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Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2013	2012	Change
ASSETS
Cash and due from banks	$1,941,944	1,622,928	20%
Interest-bearing deposits at banks	1,925,811	411,994	367
Federal funds sold and agreements to resell securities	117,809	—	—
Trading account assets	371,370	526,844	-30
Investment securities	8,309,773	6,624,004	25
Loans and leases:
Commercial, financial, etc	17,911,149	16,704,575	7
Real estate—commercial	26,345,267	24,970,416	6
Real estate—consumer	9,228,003	10,808,220	-15
Consumer	10,174,623	11,628,744	-13

Total loans and leases, net of unearned discount	63,659,042	64,111,955	-1
Less: allowance for credit losses	916,370	921,223	-1

Net loans and leases	62,742,672	63,190,732	-1
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	79,290	129,628	-39
Other assets	5,414,191	5,054,478	7

Total assets	$84,427,485	81,085,233	4%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,150,771	22,968,401	5%
Interest-bearing deposits	42,084,860	39,636,104	6
Deposits at Cayman Islands office	316,510	1,402,753	-77

Total deposits	66,552,141	64,007,258	4
Short-term borrowings	246,019	592,154	-58
Accrued interest and other liabilities	1,491,797	1,570,758	-5
Long-term borrowings	5,121,326	4,969,536	3

Total liabilities	73,411,283	71,139,706	3
Shareholders’ equity:
Preferred	879,010	870,416	1
Common (1)	10,137,192	9,075,111	12

Total shareholders’ equity	11,016,202	9,945,527	11

Total liabilities and shareholders’ equity	$84,427,485	81,085,233	4%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $198.1 million at September 30, 2013 and $230.1 million at September 30, 2012.

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2013	2013	2013	2012	2012
ASSETS
Cash and due from banks	$1,941,944	1,350,015	1,231,091	1,983,615	1,622,928
Interest-bearing deposits at banks	1,925,811	2,555,354	1,304,770	129,945	411,994
Federal funds sold and agreements to resell securities	117,809	124,487	594,976	3,000	—
Trading account assets	371,370	378,235	420,144	488,966	526,844
Investment securities	8,309,773	5,210,526	5,660,831	6,074,361	6,624,004
Loans and leases:
Commercial, financial, etc	17,911,149	18,021,812	17,469,138	17,776,953	16,704,575
Real estate—commercial	26,345,267	26,116,394	25,944,819	25,993,790	24,970,416
Real estate—consumer	9,228,003	10,399,749	11,094,577	11,240,837	10,808,220
Consumer	10,174,623	11,433,911	11,415,733	11,559,377	11,628,744

Total loans and leases, net of unearned discount	63,659,042	65,971,866	65,924,267	66,570,957	64,111,955
Less: allowance for credit losses	916,370	927,065	927,117	925,860	921,223

Net loans and leases	62,742,672	65,044,801	64,997,150	65,645,097	63,190,732
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	79,290	89,918	102,420	115,763	129,628
Other assets	5,414,191	4,951,044	4,975,950	5,043,431	5,054,478

Total assets	$84,427,485	83,229,005	82,811,957	83,008,803	81,085,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,150,771	24,074,815	23,603,971	24,240,802	22,968,401
Interest-bearing deposits	42,084,860	41,302,212	41,219,679	40,325,932	39,636,104
Deposits at Cayman Islands office	316,510	284,443	266,076	1,044,519	1,402,753

Total deposits	66,552,141	65,661,470	65,089,726	65,611,253	64,007,258
Short-term borrowings	246,019	307,740	374,593	1,074,482	592,154
Accrued interest and other liabilities	1,491,797	1,421,067	1,530,118	1,512,717	1,570,758
Long-term borrowings	5,121,326	5,122,398	5,394,563	4,607,758	4,969,536

Total liabilities	73,411,283	72,512,675	72,389,000	72,806,210	71,139,706
Shareholders’ equity:
Preferred	879,010	876,796	874,627	872,500	870,416
Common (1)	10,137,192	9,839,534	9,548,330	9,330,093	9,075,111

Total shareholders’ equity	11,016,202	10,716,330	10,422,957	10,202,593	9,945,527

Total liabilities and shareholders’ equity	$84,427,485	83,229,005	82,811,957	83,008,803	81,085,233

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $198.1 million at September 30, 2013, $227.8 million at June 30, 2013, $226.0 million at March 31, 2013, $240.3 million at December 31, 2012 and $230.1 million at September 30, 2012.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2013 from		September 30
	2013		2012		2013		September 30,	June 30,	2013		2012		Change in
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2012	2013	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$2,646	.25%	298	.18%	2,403	.24%	786%	10%	$1,866	.24%	614	.24%	204%
Federal funds sold and agreements to resell securities	117	.08	4	.55	199	.09	—	-41	133	.09	4	.55	—
Trading account assets	67	1.27	94	1.13	86	1.43	-29	-23	76	2.10	96	1.45	-20
Investment securities	6,979	3.31	6,811	3.39	5,293	3.34	2	32	6,030	3.33	7,195	3.47	-16
Loans and leases, net of unearned discount
Commercial, financial, etc	17,798	3.50	16,504	3.73	17,713	3.61	8	—	17,615	3.59	16,115	3.72	9
Real estate—commercial	26,129	4.51	24,995	4.61	26,051	4.72	5	—	26,033	4.55	24,764	4.56	5
Real estate—consumer	9,636	4.17	10,296	4.29	10,806	4.05	-6	-11	10,522	4.10	9,270	4.43	14
Consumer	11,295	4.57	11,660	4.76	11,409	4.58	-3	-1	11,389	4.61	11,778	4.79	-3

Total loans and leases, net	64,858	4.21	63,455	4.34	65,979	4.32	2	-2	65,559	4.26	61,927	4.37	6

Total earning assets	74,667	3.98	70,662	4.23	73,960	4.10	6	1	73,664	4.07	69,836	4.24	5
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	84		136		95		-38	-12	96		152		-37
Other assets	5,735		6,109		5,772		-6	-1	5,815		6,005		-3

Total assets	$84,011		80,432		83,352		4%	1%	$83,100		79,518		5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$924	.14	875	.15	941	.14	6%	-2%	$919	.14	848	.16	8%
Savings deposits	36,990	.15	33,298	.20	36,459	.15	11	1	36,287	.15	32,999	.21	10
Time deposits	3,928	.62	5,164	.84	4,210	.71	-24	-7	4,190	.70	5,555	.88	-25
Deposits at Cayman Islands office	392	.22	702	.19	326	.25	-44	20	524	.20	552	.19	-5

Total interest-bearing deposits	42,234	.19	40,039	.28	41,936	.21	5	1	41,920	.21	39,954	.30	5

Short-term borrowings	299	.08	976	.15	343	.11	-69	-13	425	.12	893	.15	-52
Long-term borrowings	5,010	3.89	5,006	4.27	5,051	4.03	—	-1	4,918	4.09	5,869	3.96	-16

Total interest-bearing liabilities	47,543	.58	46,021	.71	47,330	.62	3	—	47,263	.61	46,716	.76	1
Noninterest-bearing deposits	23,998		22,704		23,744		6	1	23,570		21,240		11
Other liabilities	1,589		1,918		1,715		-17	-7	1,676		1,994		-16

Total liabilities	73,130		70,643		72,789		4	—	72,509		69,950		4
Shareholders’ equity	10,881		9,789		10,563		11	3	10,591		9,568		11

Total liabilities and shareholders’ equity	$84,011		80,432		83,352		4%	1%	$83,100		79,518		5%

Net interest spread		3.40		3.52		3.48				3.46		3.48
Contribution of interest-free funds		.21		.25		.23				.22		.25
Net interest margin		3.61%		3.77%		3.71%				3.68%		3.73%

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17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2013	2012	2013	2012
Income statement data
In thousands, except per share
Net income
Net income	$294,479	293,462	$917,058	733,305
Amortization of core deposit and other intangible assets (1)	6,489	8,598	22,269	28,547
Merger-related expenses (1)	—	—	7,511	6,001

Net operating income	$300,968	302,060	$946,838	767,853

Earnings per common share
Diluted earnings per common share	$2.11	2.17	$6.64	5.37
Amortization of core deposit and other intangible assets (1)	.05	.07	.17	.22
Merger-related expenses (1)	—	—	.06	.05

Diluted net operating earnings per common share	$2.16	2.24	$6.87	5.64

Other expense
Other expense	$658,626	616,027	$1,892,813	1,883,114
Amortization of core deposit and other intangible assets	(10,628)	(14,085)	(36,473)	(46,766)
Merger-related expenses	—	—	(12,364)	(9,879)

Noninterest operating expense	$647,998	601,942	$1,843,976	1,826,469

Merger-related expenses
Salaries and employee benefits	$—	—	$836	4,997
Equipment and net occupancy	—	—	690	15
Printing, postage and supplies	—	—	1,825	—
Other costs of operations	—	—	9,013	4,867

Total	$—	—	$12,364	9,879

Efficiency ratio
Noninterest operating expense (numerator)	$647,998	601,942	$1,843,976	1,826,469

Taxable-equivalent net interest income	679,213	669,256	2,025,517	1,950,978
Other income	477,388	445,733	1,418,959	1,214,106
Less: Gain on bank investment securities	—	372	56,457	9
Net OTTI losses recognized in earnings	—	(5,672)	(9,800)	(33,331)

Denominator	$1,156,601	1,120,289	$3,397,819	3,198,406

Efficiency ratio	56.03%	53.73%	54.27%	57.11%

Balance sheet data
In millions
Average assets
Average assets	$84,011	80,432	$83,100	79,518
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(84)	(136)	(96)	(152)
Deferred taxes	25	39	28	44

Average tangible assets	$80,427	76,810	$79,507	75,885

Average common equity
Average total equity	$10,881	9,789	$10,591	9,568
Preferred stock	(878)	(870)	(876)	(868)

Average common equity	10,003	8,919	9,715	8,700
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(84)	(136)	(96)	(152)
Deferred taxes	25	39	28	44

Average tangible common equity	$6,419	5,297	$6,122	5,067

At end of quarter
Total assets
Total assets	$84,427	81,085
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(79)	(129)
Deferred taxes	24	38

Total tangible assets	$80,847	77,469

Total common equity
Total equity	$11,016	9,945
Preferred stock	(879)	(870)
Undeclared dividends—cumulative preferred stock	(4)	(4)

Common equity, net of undeclared cumulative preferred dividends	10,133	9,071
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(79)	(129)
Deferred taxes	24	38

Total tangible common equity	$6,553	5,455

(1)	After any related tax effect.

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Income statement data
In thousands, except per share
Net income
Net income	$294,479	348,466	274,113	296,193	293,462
Amortization of core deposit and other intangible assets (1)	6,489	7,632	8,148	8,464	8,598
Merger-related expenses (1)	—	4,636	2,875	—	—

Net operating income	$300,968	360,734	285,136	304,657	302,060

Earnings per common share
Diluted earnings per common share	$2.11	2.55	1.98	2.16	2.17
Amortization of core deposit and other intangible assets (1)	.05	.06	.06	.07	.07
Merger-related expenses (1)	—	.04	.02	—	—

Diluted net operating earnings per common share	$2.16	2.65	2.06	2.23	2.24

Other expense
Other expense	$658,626	598,591	635,596	626,146	616,027
Amortization of core deposit and other intangible assets	(10,628)	(12,502)	(13,343)	(13,865)	(14,085)
Merger-related expenses	—	(7,632)	(4,732)	—	—

Noninterest operating expense	$647,998	578,457	617,521	612,281	601,942

Merger-related expenses
Salaries and employee benefits	$—	300	536	—	—
Equipment and net occupancy	—	489	201	—	—
Printing, postage and supplies	—	998	827	—	—
Other costs of operations	—	5,845	3,168	—	—

Total	$—	7,632	4,732	—	—

Efficiency ratio
Noninterest operating expense (numerator)	$647,998	578,457	617,521	612,281	601,942

Taxable-equivalent net interest income	679,213	683,804	662,500	673,929	669,256
Other income	477,388	508,689	432,882	453,164	445,733
Less: Gain on bank investment securities	—	56,457	—	—	372
Net OTTI losses recognized in earnings	—	—	(9,800)	(14,491)	(5,672)

Denominator	$1,156,601	1,136,036	1,105,182	1,141,584	1,120,289

Efficiency ratio	56.03%	50.92%	55.88%	53.63%	53.73%

Balance sheet data
In millions
Average assets
Average assets	$84,011	83,352	81,913	81,366	80,432
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(84)	(95)	(109)	(122)	(136)
Deferred taxes	25	28	32	36	39

Average tangible assets	$80,427	79,760	78,311	77,755	76,810

Average common equity
Average total equity	$10,881	10,563	10,322	10,105	9,789
Preferred stock	(878)	(876)	(874)	(872)	(870)

Average common equity	10,003	9,687	9,448	9,233	8,919
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(84)	(95)	(109)	(122)	(136)
Deferred taxes	25	28	32	36	39

Average tangible common equity	$6,419	6,095	5,846	5,622	5,297

At end of quarter
Total assets
Total assets	$84,427	83,229	82,812	83,009	81,085
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(79)	(90)	(102)	(116)	(129)
Deferred taxes	24	27	30	34	38

Total tangible assets	$80,847	79,641	79,215	79,402	77,469

Total common equity
Total equity	$11,016	10,716	10,423	10,203	9,945
Preferred stock	(879)	(877)	(875)	(873)	(870)
Undeclared dividends—cumulative preferred stock	(4)	(3)	(3)	(3)	(4)

Common equity, net of undeclared cumulative preferred dividends	10,133	9,836	9,545	9,327	9,071
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(79)	(90)	(102)	(116)	(129)
Deferred taxes	24	27	30	34	38

Total tangible common equity	$6,553	6,248	5,948	5,720	5,455

(1)	After any related tax effect.

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